Press Release
Investor Contact: Ahmed Pasha 703-682-6451
Media Contact: Amy Ackerman 703-682-6399

AES Delivers Strong Third Quarter Results and Accelerates Strategic Plans
Attains investment grade credit rating for the first time

Strategic Objectives and Accomplishments

•	Signed 921 MW of new PPAs during the third quarter of 2019, for a total of 1.9 GW year-to-date

•	Created a strategic alliance with Google to accelerate the growth and adoption of clean energy

•	Received approval from the Government of Vietnam to develop the 2.2 GW Son My 2 CCGT

•	Upgraded to an investment grade credit rating by Fitch; outlook raised to Positive by S&P

•	Fluence maintained global leadership in the energy storage market with 806 MW of projects awarded year-to-date

Q3 2019 Financial Highlights

•	Diluted EPS of $0.32, compared to $0.15 in Q3 2018

•	Adjusted EPS[1] of $0.48, compared to $0.35 in Q3 2018

•	Reaffirming 2019 guidance and 7% to 9% average annual growth target for Adjusted EPS and Parent Free Cash Flow through 2022[1]

ARLINGTON, Va., November 6, 2019 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended September 30, 2019.

"I am very pleased with the great progress we are making on our strategic plans, including the alliance with Google, our growth in renewables and energy storage, and the Son My 2 CCGT and LNG project in Vietnam," said Andrés Gluski, AES President and Chief Executive Officer. "All of our current construction projects are on track and we signed more than 900 MW of renewables under new Power Purchase Agreements in the third quarter."

"I am thrilled to announce that late yesterday, AES was upgraded to an investment grade credit rating for the first time in the history of the Company. This upgrade reflects our nearly decade-long transformation to strengthen our balance sheet and simplify our portfolio," said Gustavo Pimenta, AES Executive Vice President and Chief Financial Officer. "Based on our strong third quarter and year-to-date results, we are reaffirming our 2019 guidance and 7% to 9% average annual growth rate through 2022."

Key Q3 2019 Financial Results

Third quarter 2019 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $0.32, an increase of $0.17 compared to third quarter 2018, primarily reflecting contributions from new businesses, outages in the Mexico, Central America and the Caribbean Strategic Business Unit (MCAC SBU) and related insurance recovery, a lower effective tax rate, and an $0.11 impairment at Shady Point in Oklahoma in 2018. These contributions were partially offset by unrealized foreign currency losses in Argentina in 2019.

Third quarter 2019 Adjusted Earnings Per Share (Adjusted EPS, a non-GAAP financial measure) was $0.48, an increase of $0.13 compared to third quarter 2018, primarily reflecting contributions from new businesses, including AES Colon in Panama and US renewables, improved performance at the South America SBU, outages in the MCAC SBU and related insurance recovery, as well as a lower tax rate.

Detailed Strategic Overview

The Company is leveraging its competitive position to benefit from rapid growth in renewables, which are expected to grow by 50 GW annually in the Company's key markets through its guidance period (2022).

•	The Company is on track to become one of the five largest renewable developers in the world, outside of China, by adding 2 to 3 GW of renewables to its backlog annually.

◦	In year-to-date 2019, the Company has signed 1,940 MW of renewables under long-term Power Purchase Agreements (PPA):

▪	560 MW of solar and solar plus storage at sPower in the U.S.;

▪	416 MW of Green Blend and Extend contracts at AES Gener in Chile;

▪	346 MW of wind and solar in Mexico, the Dominican Republic and Panama;

▪	297 MW of solar and solar plus storage at AES Distributed Energy (AES DE) in the U.S.;

▪	213 MW of wind and solar at AES Colombia;

▪	100 MW of energy storage in the U.S.; and

▪	9 MW of wind and solar at AES Tiete in Brazil

◦	As of November 2019, the Company's backlog of 6,109 MW includes:

▪	3,030 MW under construction and expected on-line through 2021; and

▪	3,079 MW of renewables signed under long-term PPAs.

•
The Company is completing its projects under construction as planned, with 3,030 MW currently under construction and expected to come on-line through 2021. During the third quarter of 2019, the Company completed 1,625 MW of new projects, including:

◦	1,320 MW OPGC 2 plant in India; and

◦	305 MW of solar globally.

•	The Company received approval from the Government of Vietnam to develop the 2.2 GW Son My 2 combined cycle gas turbine (CCGT) power plant.

◦
The power plant will have a 20-year contract with the Government of Vietnam and will be co-located with the Company's previously approved 480 TBTU LNG terminal. The power plant is expected to achieve financial close in 2021 and commercial operations in 2024.

•	The Company formed a 10-year strategic alliance with Google to develop and implement solutions to enable broad adoption of clean energy.

◦
The Company will collaborate with Google Cloud on energy management and opportunities to sponsor clean energy projects in targeted markets in the US and Latin America that have the potential to help Google meet its clean energy objectives.

◦	The Company will use Google Cloud technology to drive innovation in the sector and help create the grid of the future and improve the experience for energy customers.

•
As a result of executing on its strategy, the Company continues to target a 50% reduction in carbon intensity by 2022 and a 70% reduction by 2030, both off a 2016 base. The same initiatives will also reduce the Company's coal-fired generation below 30% of its total generation volume by 2022.

•
In November 2019, as a result of the Company's efforts to strengthen its balance sheet, its credit rating was upgraded to investment grade (BBB-) by Fitch and its BB+ credit rating outlook was raised to Positive by S&P.

◦
In the third quarter of 2019, the Company voluntarily prepaid $443 million of recourse debt, accelerating and increasing its prior plan to reduce its recourse debt by $300 million through 2022, including $150 million in 2019.

•	The Company is deploying new technologies in order to maintain its market-leading positions.

◦
The Company's energy storage joint venture with Siemens, Fluence, is the global leader in the fast-growing energy storage market, which is expected to increase from 6 GW of installed capacity in 2017 to more than 40 GW by 2022.

▪	Fluence has been awarded or delivered 1.5 GW of projects, including 806 MW awarded in year-to-date 2019.

Guidance and Expectations1

The Company reaffirms its 2019 Adjusted EPS guidance of $1.30 to $1.38. The Company also reaffirms its average annual growth rate target of 7% to 9% through 2022.

The Company also reaffirms its 2019 Parent Free Cash Flow expectation of $700 million to $750 million and its average annual growth rate target of 7% to 9% through 2022.

[1]
Adjusted EPS and Parent Free Cash Flow are non-GAAP financial measures. See attached "Non-GAAP Measures" for definition of Adjusted EPS and see below for definition of Parent Free Cash Flow. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance or its Parent Free Cash Flow expectation without unreasonable effort. See "Non-GAAP measures" for a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended September 30, 2019.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted Earnings Per Share and Adjusted Pre-Tax Contributions, as well as reconciliations to the most comparable GAAP financial measures.

Parent Free Cash Flow should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Parent Free Cash Flow is equal to Subsidiary Distributions less cash used for interest costs, development, general and administrative activities, and tax payments by the Parent Company. Parent Free Cash Flow is used for dividends, share repurchases, growth investments, recourse debt repayments, and other uses by the Parent Company.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Wednesday, November 6, 2019 at 9:00 a.m. Eastern Standard Time (EST). Interested parties may listen to the teleconference by dialing 1-888-317-6003 at least ten minutes before the start of the call. International callers should dial +1-412-317-6061. The Conference ID for this call is 6118108. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company. We provide affordable, sustainable energy to 14 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce is committed to operational excellence and meeting the world’s changing power needs.  Our 2018 revenues were $11 billion and we own and manage $33 billion in total assets.  To learn more, please visit www.aes.com. Follow AES on Twitter @TheAESCorp.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’
filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ 2018
Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2018 Annual Report on Form 10-K filed
February 27, 2019 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington,
Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

#

THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in millions, except per share amounts)
Revenue:
Regulated	$799	$777	$2,308	$2,215
Non-Regulated	1,826	2,060	5,450	5,899
Total revenue	2,625	2,837	7,758	8,114
Cost of Sales:
Regulated	(633)	(638)	(1,873)	(1,856)
Non-Regulated	(1,291)	(1,528)	(4,096)	(4,331)
Total cost of sales	(1,924)	(2,166)	(5,969)	(6,187)
Operating margin	701	671	1,789	1,927
General and administrative expenses	(41)	(43)	(136)	(134)
Interest expense	(250)	(255)	(788)	(799)
Interest income	81	79	242	231
Loss on extinguishment of debt	(65)	(11)	(126)	(187)
Other expense	(9)	(29)	(35)	(42)
Other income	78	10	126	30
Gain (loss) on disposal and sale of business interests	16	(21)	9	856
Asset impairment expense	—	(74)	(116)	(166)
Foreign currency transaction gains (losses)	(87)	5	(69)	(44)
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	424	332	896	1,672
Income tax expense	(130)	(146)	(302)	(509)
Net equity in earnings of affiliates	4	6	3	31
INCOME FROM CONTINUING OPERATIONS	298	192	597	1,194
Loss from operations of discontinued businesses, net of income tax expense of $0, $0, $0, and $2, respectively	—	(4)	—	(9)
Gain from disposal of discontinued businesses, net of income tax expense of $0, $2, $0, and $44, respectively	—	3	1	199
NET INCOME	298	191	598	1,384
Less: Income from continuing operations attributable to noncontrolling interests and redeemable stock of subsidiaries	(88)	(90)	(217)	(311)
Less: Loss from discontinued operations attributable to noncontrolling interests	—	—	—	2
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$210	$101	$381	$1,075
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income from continuing operations, net of tax	$210	$102	$380	$883
Income (loss) from discontinued operations, net of tax	—	(1)	1	192
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$210	$101	$381	$1,075
BASIC EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.32	$0.15	$0.57	$1.33
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	—	—	0.29
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.32	$0.15	$0.57	$1.62
DILUTED EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.32	$0.15	$0.57	$1.33
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	—	—	0.29
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.32	$0.15	$0.57	$1.62
DILUTED SHARES OUTSTANDING	667	665	667	664

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2019	2018	2019	2018
REVENUE
US and Utilities SBU	$1,130	$1,230	$3,125	$3,252
South America SBU	828	923	2,438	2,664
MCAC SBU	470	462	1,398	1,276
Eurasia SBU	197	224	801	935
Corporate and Other	14	7	39	21
Eliminations	(14)	(9)	(43)	(34)
Total Revenue	$2,625	$2,837	$7,758	$8,114

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2019	December 31, 2018
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,145	$1,166
Restricted cash	455	370
Short-term investments	334	313
Accounts receivable, net of allowance for doubtful accounts of $21 and $23, respectively	1,503	1,595
Inventory	495	577
Prepaid expenses	72	130
Other current assets	856	807
Current held-for-sale assets	610	57
Total current assets	5,470	5,015
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	442	449
Electric generation, distribution assets and other	25,148	25,242
Accumulated depreciation	(8,599)	(8,227)
Construction in progress	4,862	3,932
Property, plant and equipment, net	21,853	21,396
Other Assets:
Investments in and advances to affiliates	1,209	1,114
Debt service reserves and other deposits	241	467
Goodwill	1,059	1,059
Other intangible assets, net of accumulated amortization of $302 and $457, respectively	462	436
Deferred income taxes	135	97
Loan receivable	1,370	1,423
Other noncurrent assets	1,624	1,514
Total other assets	6,100	6,110
TOTAL ASSETS	$33,423	$32,521
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,237	$1,329
Accrued interest	236	191
Accrued non-income taxes	230	250
Accrued and other liabilities	951	962
Non-recourse debt, including $312 and $479, respectively, related to variable interest entities	1,882	1,659
Current held-for-sale liabilities	455	8
Total current liabilities	4,991	4,399
NONCURRENT LIABILITIES
Recourse debt	3,556	3,650
Non-recourse debt, including $3,350 and $2,922 respectively, related to variable interest entities	14,323	13,986
Deferred income taxes	1,198	1,280
Other noncurrent liabilities	3,083	2,723
Total noncurrent liabilities	22,160	21,639
Commitments and Contingencies
Redeemable stock of subsidiaries	886	879
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 817,783,916 issued and 663,892,656 outstanding at September 30, 2019 and 817,203,691 issued and 662,298,096 outstanding at December 31, 2018)	8	8
Additional paid-in capital	7,948	8,154
Accumulated deficit	(614)	(1,005)
Accumulated other comprehensive loss	(2,335)	(2,071)
Treasury stock, at cost (153,891,260 and 154,905,595 shares at September 30, 2019 and December 31, 2018, respectively)	(1,867)	(1,878)
Total AES Corporation stockholders’ equity	3,140	3,208
NONCONTROLLING INTERESTS	2,246	2,396
Total equity	5,386	5,604
TOTAL LIABILITIES AND EQUITY	$33,423	$32,521

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in millions)		(in millions)
OPERATING ACTIVITIES:
Net income	$298	$191	$598	$1,384
Adjustments to net income:
Depreciation and amortization	262	258	774	770
Gain on disposal and sale of business interests	(16)	21	(9)	(856)
Impairment expenses	—	79	116	172
Deferred income taxes	(11)	38	4	221
Loss on extinguishment of debt	65	11	126	187
Loss on sale and disposal of assets	5	21	21	23
Net gain from disposal and impairments of discontinued businesses	—	(5)	—	(243)
Other	135	81	278	207
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	17	(131)	27	(125)
(Increase) decrease in inventory	(28)	20	(3)	(13)
(Increase) decrease in prepaid expenses and other current assets	(43)	90	(17)	15
(Increase) decrease in other assets	(10)	(37)	1	(22)
Increase (decrease) in accounts payable and other current liabilities	17	61	(12)	(29)
Increase (decrease) in income tax payables, net and other tax payables	51	1	(124)	(61)
Increase (decrease) in other liabilities	19	68	(5)	51
Net cash provided by operating activities	761	767	1,775	1,681
INVESTING ACTIVITIES:
Capital expenditures	(558)	(598)	(1,628)	(1,592)
Acquisitions of business interests, net of cash and restricted cash acquired	(56)	(24)	(56)	(66)
Proceeds from the sale of business interests, net of cash and restricted cash sold	(3)	(12)	226	1,796
Proceeds from the sale of assets	6	—	23	15
Sale of short-term investments	194	592	524	1,010
Purchase of short-term investments	(148)	(277)	(572)	(1,215)
Contributions and loans to equity affiliates	(85)	(11)	(258)	(101)
Other investing	52	20	30	(37)
Net cash used in investing activities	(598)	(310)	(1,711)	(190)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	572	301	1,469	1,434
Repayments under the revolving credit facilities	(443)	(553)	(1,041)	(1,595)
Issuance of recourse debt	—	—	—	1,000
Repayments of recourse debt	(446)	—	(449)	(1,781)
Issuance of non-recourse debt	999	317	3,580	1,509
Repayments of non-recourse debt	(697)	(298)	(2,978)	(1,139)
Payments for financing fees	(32)	(7)	(69)	(32)
Distributions to noncontrolling interests	(109)	(71)	(255)	(199)
Contributions from noncontrolling interests and redeemable security holders	(1)	12	15	40
Dividends paid on AES common stock	(91)	(86)	(272)	(258)
Payments for financed capital expenditures	(16)	(66)	(126)	(186)
Other financing	23	17	(7)	44
Net cash used in financing activities	(241)	(434)	(133)	(1,163)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(26)	(30)	(28)	(50)
(Increase) decrease in cash, cash equivalents and restricted cash of discontinued operations and held-for-sale businesses	(8)	(13)	(65)	56
Total increase (decrease) in cash, cash equivalents and restricted cash	(112)	(20)	(162)	334
Cash, cash equivalents and restricted cash, beginning	1,953	2,142	2,003	1,788
Cash, cash equivalents and restricted cash, ending	$1,841	$2,122	$1,841	$2,122
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$203	$161	$681	$683
Cash payments for income taxes, net of refunds	60	104	296	313
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Refinancing of Non-recourse debt at Mong Duong	1,081	—	1,081	—
Non-cash contributions to equity affiliates	62	—	62	20
Partial reinvestment of consideration from the sPower transaction	—	—	58	—
Non-cash exchange of debentures for the acquisition of the Guaimbê Solar Complex	—	119	—	119
Non-cash acquisition of intangible assets	—	9	—	14

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation; and (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose of or acquire business interests, retire debt or implement restructuring activities, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018			Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income from continuing operations, net of tax, attributable to AES and Diluted EPS	$210	$0.32		$102	$0.15		$380	$0.57		$883	$1.33
Add: Income tax expense from continuing operations attributable to AES	94			120			215			411
Pre-tax contribution	$304			$222			$595			$1,294
Adjustments
Unrealized derivative and equity securities losses	$69	$0.10	(2)	$16	$0.02		$78	$0.12	(2)	$4	$0.01
Unrealized foreign currency losses (gains)	31	0.05	(3)	(7)	—		49	0.06	(3)	42	0.06	(4)
Disposition/acquisition losses (gains)	(17)	(0.03)	(5)	17	0.02		(3)	—		(822)	(1.24)	(6)
Impairment expense	1	—		80	0.12	(7)	124	0.19	(8)	172	0.26	(7)
Loss (gain) on extinguishment of debt	38	0.06	(9)	(1)	—		95	0.14	(10)	177	0.27	(11)
Restructuring costs	—	—		—	—		—	—		3	—
U.S. Tax Law Reform Impact		—			0.05	(12)		0.01			0.05	(12)
Less: Net income tax expense (benefit)		(0.02)			(0.01)			(0.07)	(13)		0.14	(14)
Adjusted PTC and Adjusted EPS	$426	$0.48		$327	$0.35		$938	$1.02		$870	$0.88
_____________________________

(1)	NCI is defined as Noncontrolling Interests.

(2)
Amounts primarily relate to unrealized derivative losses in Argentina of $71 million, or $0.11 per share, and $77 million, or $0.12 per share, for the three and nine months ended September 30, 2019, respectively, mainly associated with foreign currency derivatives on government receivables.

(3)
Amounts primarily relate to unrealized FX losses in Argentina of $11 million, or $0.02 per share, and $23 million, or $0.03 per share, for the three and nine months ended September 30, 2019, respectively, mainly associated with the devaluation of long-term receivables denominated in Argentine pesos; and

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

unrealized FX losses at the Parent Company of $18 million, or $0.03 per share, and $22 million, or $0.03 per share, for the three and nine months ended September 30, 2019, respectively, mainly associated with intercompany receivables denominated in Euro.

(4)
Amount primarily relates to unrealized FX losses in Argentina of $20 million, or $0.03 per share, mainly associated with the devaluation of long-term receivables denominated in Argentine pesos, and unrealized FX losses at the Parent Company of $9 million, or $0.01 per share, mainly associated with intercompany receivables denominated in Euro.

(5)
Amount primarily relates to gain on sale of ownership interest in Simple Energy as part of the Uplight merger of $13 million, or $0.02 per share, and realized derivative gains associated with the sale of Kilroot and Ballylumford of $7 million, or $0.01 per share.

(6)
Amount primarily relates to gain on sale of Masinloc of $773 million, or $1.16 per share, gain on sale of Electrica Santiago of $36 million, or $0.05 per share, and realized derivative gains associated with the sale of Eletropaulo of $21 million, or $0.03 per share.

(7)
Amounts primarily relate to the asset impairments at Shady Point of $73 million, or $0.11 per share, and $156 million, or $0.23 per share, for the three and nine months ended September 30, 2019, respectively.

(8)	Amount primarily relates to asset impairments at Kilroot and Ballylumford of $115 million, or $0.17 per share.

(9)	Amount primarily relates to losses on early retirement of debt at Mong Duong of $16 million, or $0.02 per share, and Colon of $14 million, or $0.02 per share.

(10)	Amount primarily relates to losses on early retirement of debt at DPL of $45 million, or $0.07 per share, Mong Duong of $16 million, or $0.02 per share, and Colon of $14 million, or $0.02 per share.

(11)	Amount primarily relates to loss on early retirement of debt at the Parent Company of $169 million, or $0.25 per share.

(12)	Amount relates to a charge to true-up the provisional estimate of U.S. tax reform of $33 million, or $0.05 per share..

(13)
Amount primarily relates to income tax benefits associated with the impairments at Kilroot and Ballylumford of $17 million, or $0.03 per share, and income tax benefits associated with losses on early retirement of debt at DPL, Mong Duong and Colon of $24 million, or $0.04 per share.

(14)
Amount primarily relates to the income tax expense under the GILTI provision associated with the gains on sales of business interests, primarily Masinloc, of $155 million, or $0.23 per share, and income tax expense associated with the gain on sale of Electrica Santiago of $19 million, or $0.03 per share; partially offset by income tax benefits associated with the loss on early retirement of debt at the Parent Company of $52 million, or $0.08 per share, and income tax benefits associated with the impairment at Shady Point of $35 million, or $0.05 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	Actual	Actual	Actual	Actual
Subsidiary distributions (1) to Parent & QHCs	$1,185	$1,034	$1,035	$1,186
Returns of capital distributions to Parent & QHCs	197	—	—	—
Total subsidiary distributions & returns of capital to Parent	$1,382	$1,034	$1,035	$1,186
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	Actual	Actual	Actual	Actual
Subsidiary distributions (1) to Parent & QHCs	$326	$269	$200	$390
Returns of capital distributions to Parent & QHCs	198	—	—	—
Total subsidiary distributions & returns of capital to Parent	$524	$269	$200	$390
Parent Company Liquidity (2)
(in millions)	Balance at
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs (3)	$28	$169	$34	$24
Availability under credit facilities	723	719	775	1,022
Ending liquidity	$751	$888	$809	$1,046

(1)
Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

(2)
Parent Company Liquidity is defined as cash available to the Parent Company plus available borrowings under existing credit facility plus cash at qualified holding companies (QHCs). AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.

(3)
The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.